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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bay Banks of Virgnia, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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April 9, 2009

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. on May 18, 2009, at 1:00 p.m., at Indian Creek Yacht & Country Club, Kilmarnock, Virginia. We would be pleased to have you as our guest for a buffet luncheon starting at 12:00 p.m. If you wish to attend, please indicate this on the enclosed luncheon reservation card that must be returned with your completed proxy. This will allow us to have an accurate count of those joining us for the luncheon.

The primary business of the meeting will be the election of two directors of the Company and the ratification of the appointment of the Company’s independent registered public accounting firm, as more fully explained in the accompanying proxy statement.

During the meeting, we also will report to you on the condition and performance of the Company and its subsidiaries, the Bank of Lancaster and Bay Trust Company. You will have an opportunity to question management on matters that affect the interests of all stockholders.

We hope you can join us for the luncheon and attend the Annual Meeting on May 18th. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope.

YOUR VOTE IS IMPORTANT

Thank you for your interest in the Company’s affairs. As always, we are most grateful for your continued support of Bay Banks of Virginia.

Sincerely,

Allen C. Marple	Austin L. Roberts, III
Chairman of the Board	President and Chief Executive Officer

BAY BANKS OF VIRGINIA, INC.

100 South Main Street

Kilmarnock, Virginia 22482

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2009

To Our Stockholders:

The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the “Company”) will be held at Indian Creek Yacht & Country Club, Kilmarnock, Virginia, on May 18, 2009 at 1:00 p.m. for the following purposes:

1.	To elect two (2) Class II directors to serve three-year terms;

2.	To ratify the selection of Yount, Hyde & Barbour P.C., independent registered public accounting firm, as auditors of the Company for the year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

Only stockholders of record at the close of business on March 27, 2009 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

Pamela A.Varnier
Corporate Secretary

April 9, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials may be found at http://www.baybanks.com.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR

NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

BAY BANKS OF VIRGINIA, INC.

100 S. Main Street

Kilmarnock, Virginia 22482

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2009

GENERAL

The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc. (the “Company”), the holding company for the Bank of Lancaster and Bay Trust Company (together, the “Subsidiaries”), for the Company’s Annual Meeting of Stockholders to be held on May 18, 2009, at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is April 9, 2009.

Revocation and Voting of Proxies

Execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights and Solicitation

Only stockholders of record at the close of business on March 27, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote on March 27, 2009 was 2,395,572. The Company has no other class of stock outstanding. A 60% majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record-holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, by telephone, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

Principal Stockholders

The only beneficial owner of 5% or more of the outstanding common stock of the Company is the Bay Banks of Virginia Employee Stock Ownership Trust (the “Trust”), which owns 155,381 shares, or 6.5% of the Company’s common stock. The Trust was established pursuant to the Company’s Employee Stock Ownership Plan (“ESOP”). Two members of the Board of Directors of the Company and two directors of Bank of Lancaster (the “Bank”) are trustees of the ESOP. As of March 27, 2009, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes (I, II and III). The term of office for the Class II directors will expire at the Annual Meeting. Currently, the Class II directors are Walter C. Ayers and Allen C. Marple. Mr. Ayers retired as President and Chief Executive Officer of the Virginia Bankers Association in 2006 and has been a director of the Company since 2007. Because Mr. Marple, if nominated and elected to the Board at the Annual Meeting, would reach the mandatory retirement age for directors set forth in the Company’s Bylaws prior to the end of his term, he is not eligible for re-election. The Company’s Board of Directors has nominated Mr. Julien G. Patterson to fill the Class II vacancy created by Mr. Marple’s retirement. If elected, Mr. Ayers and Mr. Patterson will serve until the Annual Meeting of Stockholders held in 2012.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason the persons named as nominees should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other person as the Board of Directors may designate.

The Board of Directors recommends the Class II nominees, as set forth below, for election. The Board of Directors recommends that stockholders vote FOR the nominees. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

Name (Age)	Company Director Since	Principal Occupation During Past Five Years
Class II (Nominees, to serve until the 2012 Meeting):

Walter C. Ayers (67)	2007	Retired President and Chief Executive Officer of the Virginia Bankers Association, Richmond, Virginia, since 2006

Julien G. Patterson (58)	n/a	Chairman and past President and Chief Executive Officer of Omniplex World Services Corporation, Chantilly, Virginia; past Chairman of the Virginia State Chamber of Commerce, Richmond, Virginia

Class III (Directors serving until the 2010 Meeting):

Robert C. Berry, Jr. (64)	2004	Retired Vice President of the Company since February 2008; Retired President and Chief Executive Officer of Bay Trust Company since February, 2008

Name (Age)	Company Director Since	Principal Occupation During Past Five Years
Richard A. Farmar, III (51)	2004	President of B.H. Baird Insurance Agency, Warsaw, Virginia

Robert F. Hurliman (64)	2007	Retired Director of Vehicle Logistics of DaimlerChrysler Corporation, Auburn Hills, Michigan, since 2000
Class I (Directors serving until the 2011 Meeting):

Austin L. Roberts, III (62)	1997	President and Chief Executive Officer of the Company and the Bank

Robert J. Wittman (50)	2006	Member of U.S. House of Representatives representing the 1st District of Virginia; Former Director of Field Operations, Division of Shellfish Sanitation, Virginia Department of Health

Board of Directors and Committees

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including attendance at Board and Committee meetings. During 2008, there were seven meetings of the Board of Directors. With the exception of Mr. Wittman, who attended four of the seven meetings, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and its Committees. Directors are encouraged to attend stockholders meetings, and all seven 2008 directors attended the 2008 Annual Meeting of Stockholders.

There are no family relationships among any of the directors or among any directors and any officer. None of the directors serves as a director of any other publicly held company.

The Board of Directors has, among others, a standing Compensation Committee and Audit Committee.

Compensation Committee. The Compensation Committee currently consists of Walter C. Ayers, Robert C. Berry, Jr., Allen C. Marple and two non-voting members: Austin L. Roberts, III and John B. Wallin. In addition, certain directors of the Company’s subsidiaries have been appointed as voting members of the Compensation Committee. They are Douglas E. Flemer of the Bank and Trust Company Boards, and Patricia N. Lawler and R. Ray Beasley of the Bank Board. The function of this committee, which operates without a charter, is to recommend the compensation to be paid to the executive officers and directors of the Company. It also administers the stock option plans for the benefit of such officers eligible to participate in such plans. The Compensation Committee met two times during 2008.

Audit Committee. The Audit Committee currently consists of Richard A. Farmar, III, Robert F. Hurliman, and Allen C. Marple. In addition, certain directors of the Company’s subsidiaries have been appointed as voting members of the Audit Committee. They are C. Dwight Clarke and John C. Hodges of the Bank Board and Jane M. Dunaway of the Trust Company Board.

All members of the Audit Committee meet the requirements for independence as set forth in the NASDAQ definition of “independent director,” and meet the definition of an independent director as set forth in Rule 10A-3 of the Securities Exchange Act of 1934. In addition, none have participated in the preparation of the financial statements of the Company or any Subsidiary of the Company at any time during the past three years.

Although the Company does not currently have an “Audit Committee financial expert” as defined by the Sarbanes-Oxley Act of 2002, Ms. Dunaway, Mr. Clarke and all three directors on the Audit Committee bring diversity of financial knowledge and expertise and have extensive business backgrounds that the Board has determined are sufficient for the proper exercise of their duties on the Committee.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. Accordingly, the independent registered public accounting firm reports directly to the Audit Committee of the Company. It is the responsibility of the Audit Committee to select the Company’s independent registered public accounting firm, to approve the scope of the independent registered public accounting firm’s audits and to review the reports of examination by the regulatory agencies, the independent registered public accounting firm and the internal auditor. The Committee regularly reports to the Board of Directors of the Company. The charter of the Audit Committee was included in the Company’s 2007 proxy statement relating to its annual stockholders meeting, and is available upon request. To obtain a copy of the charter, please submit your request to Corporate Secretary, Pamela A. Varnier, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482. The Audit Committee met four times during 2008.

Nominating Committee. The Company’s Board of Directors does not have a standing nominating committee. The Board of Directors does not believe that it is necessary to have a nominating committee because it has determined that the functions of a nominating committee can be adequately performed by its independent members and that stockholders are best served by having such directors participate in the selection of board nominees.

In accordance with the Company’s Bylaws, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the date of the anniversary of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The above procedures are in addition to the procedures regarding inclusion of stockholder proposals in proxy materials set forth in “Stockholder Proposals” in this Proxy Statement.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and time available for meetings and consultation on Company matters. The independent directors seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company, and its stockholders. The independent directors, along with the other board members as appropriate, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Candidates whose evaluations are favorable are then chosen by a majority of the independent directors to be recommended for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at an annual meeting.

DIRECTORS’ COMPENSATION

Non-employee directors of the Company receive a $3,500 annual retainer, $350 for each meeting of the Company’s Board of Directors attended, and $200 for each committee meeting attended. Directors who are employees of the Company, the Bank or Trust Company are not compensated for attendance at Board or Committee meetings. In addition, certain directors serve on Community Reinvestment Act Advisory Boards, and receive $50 for each meeting attended. Because Mr. Wittman serves as a member of the U.S. House of Representatives, he does not receive compensation from the Company.

In accordance with the 2008 Non-Employee Directors Stock Option Plan, five of the non-employee directors of the Company (Mr. Wittman does not participate in the plan) and the ten non-employee directors of the Subsidiaries were granted stock options for 500 shares of the Company’s common stock on May 19, 2008, at the fair market value on that date. This plan, which reserves a total of 50,000 shares of common stock of the Company, provides that each non-employee director of the Company and the Subsidiaries is eligible to receive a stock option grant for 500 shares in May of each year during the term of the plan.

The following table presents compensation information on directors of the Company for 2008.

2008 Director Compensation
	Fees Earned or Paid in Cash	Option Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Walter C. Ayers	$6,200	$403	—	—		$6,603
Robert C. Berry	10,850	403	718	19,792	(2)	31,763
Richard A. Farmar, III	14,100	403	—	—		14,503
Robert F. Hurliman	10,950	403	—	—		11,353
Allen C. Marple	16,650	403	—	—		17,053
Robert J. Wittman (3)	—	—	—	—		—

(1)	Assumptions used to calculate the value can be found in Note 16 in the Notes to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	Consists of: (i) $80 accrued for life insurance; and (ii) $19,712 paid for salary earned prior to Mr. Berry’s retirement on February 29, 2008, by the Trust Company.
(3)	Because Mr. Wittman serves as a member of the U.S. House of Representatives, he does not receive compensation from the Company.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of March 27, 2009, certain information with respect to the beneficial ownership of Company common stock held by each director and director nominee, the named executive officers in the Summary Compensation Table on page 8, and by the directors, director nominees and all executive officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Walter C. Ayers	1,799	(2)	*
Robert C. Berry, Jr.	3,884	(3)(4)	*
Richard A. Farmar, III	11,040	(3)(5)	*
Robert F. Hurliman	7,887	(3)(6)	*
Allen C. Marple	3,665	(7)	*
Julien G. Patterson	0		*
Austin L. Roberts, III	52,387	(3)(8)	2.2%
Robert J. Wittman	2,464	(9)	*
All directors and executive officers as a group (8 persons)	83,126	(3)(10)	3.5%

*	Represents less than 1% of Company common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes 1,000 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(3)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Berry, 1,800 shares; Mr. Farmar, 5,526 shares; Mr. Hurliman, 5,500 shares; and Mr. Roberts, 23,167 shares.
(4)	Includes 500 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans, and 884 shares held in the Company’s ESOP.
(5)	Includes 4,500 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(6)	Includes 1000 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(7)	Includes 3,000 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(8)	Includes 18,326 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans, and 8,110 shares held in the Company’s ESOP.
(9)	Includes 2,000 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans. These options were earned prior to Mr. Wittman’s election to the U.S. House of Representatives on December 11, 2007.
(10)	Includes 30,326 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans, and 8,994 shares held in the Company’s ESOP.

EXECUTIVE COMPENSATION

No officer receives compensation from the Company. All compensation is paid through the Subsidiaries.

The following table presents compensation information on the President and Chief Executive Officer. No other executive officer of the Company earned over $100,000 in total compensation in 2008.

Summary Compensation Table

	Year	Salary	Bonus	Option Awards (1)	Change in Pension Value (2)	All Other Compensation		Total
Austin L. Roberts, III President and CEO	2008	$200,000	—	$2,838	$81,191	$8,607	(3)(4)	$292,636
	2007	199,808	—	5,824	58,344	8,115	(3)(4)	271,703

(1)	The Company’s employee stock option plan does not permit the granting of restricted stock awards or stock appreciation rights, and it is the Company’s only stock-based long-term compensation plan currently in effect in which employees may participate. Assumptions used to calculate the value can be found in the Company’s financial statements, herein incorporated by reference to Form 10-K.
(2)	Amounts shown reflect the change in present value of the accumulated benefit obligation. See “ – Benefit Plans – Pension Plan” below.
(3)	Consists of: (i) $4,500 accrued in 2008 and $4,496 in 2007 on behalf of Mr. Roberts under the 401(k) Plan; (ii) $3,166 contributed in 2008 and $2,648 in 2007 to Mr. Roberts under the Company’s ESOP; and (iii) $941 accrued in 2008 and $971 in 2007 on behalf of Mr. Roberts for life insurance.
(4)	Perquisites included the use of a Company-owned vehicle for Mr. Roberts in 2007 and 2008. However, the aggregate incremental cost to the Company for all perquisites was less than $10,000 and therefore is not included here.

Executive Compensation Discussion

The compensation program for executive management consists of up to four elements: (1) base salary, which is set on an annual basis; (2) incentive stock options; (3) the ESOP; and (4) retirement plans, such as the Defined Benefit Pension Plan and the Defined Contribution Plan. In addition to executive management, these compensation elements apply to other key employees and officers.

The Board of Directors determines general salary and benefit policies and procedures. The Board uses market studies and published compensation data to review competitive rates of pay, to establish salary ranges, and to arrive at base salary levels. The Board approves base salaries at levels competitive with amounts paid to executives with comparable qualifications, experience and responsibilities after comparing salary information of similar sized banks as provided by the Virginia Bankers Association’s Salary Survey of Virginia Banks and other compensation surveys. In addition, the Board considers the recent performance of the Company and assesses the executive’s past performance and its expectation as to future contributions in leading the Company.

Compensation for senior officers other than the President and Chief Executive Officer is recommended to the Compensation Committee by the President and Chief Executive Officer. The Compensation Committee reviews these recommendations and has the authority to revise the proposed compensation proposals. Once approved by the Compensation Committee, the senior officer’s compensation is referred to the Board of Directors for review, discussion, revision if requested, and approval.

The Board uses a subjective approach to the determination of compensation based on the factors noted above. Except concerning incentive stock options, the Board does not rely on formulas or weights of specific factors. Neither the profitability of the Company nor the market value of its stock is directly utilized in computing an officer’s base compensation. The Company’s executive compensation program has substantially relied on base salary as its primary component.

Incentive stock option grants are deemed earned only if the objectives set by the Compensation Committee for each key employee are achieved by a specified date. The objective of these options is to create a link between officer compensation and Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the officer’s contribution toward the Company’s performance. To encourage growth in stockholder value, incentive stock options are granted to all officers who are in a position and have a responsibility to make a substantial contribution to the long-term success of the Company. The Board believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

Equity Awards

Stock Option Plans. The Company currently has in effect one stock option plan for employees, the 2003 plan. The 1994 stock option plan has expired, but certain options deemed earned are still exercisable as outlined below. The 2003 plan provides for the earning of incentive stock options by key employees of the Company upon successful completion of agreed upon goals. The Compensation Committee of the Company makes allocations under the plan and fixes the terms and conditions of each allocation pursuant to a separate agreement entered into with each eligible key employee. The exercise price of each option award deemed earned is 100% of the fair market value of the Company’s common stock on the date of the award. The awards, or a portion thereof, vest twelve months after the date of grant, based upon a determination of the percentage of goals achieved. An option granted under the 2003 plan is not exercisable after the expiration of ten years from the date such option is granted. In general, an option is not transferable by a person to whom it is granted other than by will or the laws of descent and distribution.

Under the 2003 plan, of the 175,000 shares authorized, 101,763 are available for granting purposes. In 2008, of the 33,000 shares granted, the number of shares considered earned has not been determined. Although the 1994 plan has expired, option grants for 57,744 shares are still available for exercise.

The following table presents certain information on the stock options held by the President and Chief Executive Officer as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards
	Year of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date

Austin L. Roberts, III	2008	—	7,000	(1)	7,000	(1)	$12.00	4/08/2018
	2007	3,150	—		—		15.00	4/10/2017
	2006	1,050	—		—		13.40	4/11/2016
	2005	—	—		—		—	4/19/2015
	2004	—	—		—		—	4/20/2014
	2003	—	—		—		—	5/30/2013
	2002	7,000	—		—		16.50	4/30/2012
	2001	6,000	—		—		16.75	4/16/2011
	2000	—	—		—		15.00	4/18/2010
	1999	1,126	—		—		15.625	4/18/2009

(1)	All or a portion of these awards vest on April 8, 2009, at which time a determination will be made as to which, if any, associated performance criteria have been satisfied, and therefore how many shares have been earned.

Benefit Plans

Pension Plan. The Company has a non-contributory defined benefit pension plan (the “Pension Plan”) which covers substantially all salaried employees who have reached the age of twenty-one and who have completed one year of service. The normal retirement age is 65, but participants may elect early retirement at 55 after 10 years of service at reduced levels of benefits and disability retirement after 10 years of service at full levels of benefits. Currently, Mr. Roberts is eligible for early retirement. Pursuant to the terms of the Pension Plan, employees are 100% vested after five years of service.

The remuneration covered by the Pension Plan is an employee’s “final average earnings,” which, under the terms of the Pension Plan, is defined to be the average of the highest five consecutive calendar years of base salary (reported as “Salary” in the Summary Compensation Table above) earned by the employee during the ten calendar years prior to his or her date of retirement, termination, disability or death. A participant’s monthly retirement benefit (if they have twenty-five years of credited service at their normal retirement date) is 25% of their final average salary, plus an additional 18.75% (scaled down to 16.25% for persons whose Social Security retirement age is 67) if it is in excess of the participant’s Social Security covered salary. The Social Security covered salary is the average of the participant’s salary, up to the Social Security Wage Base, over the participant’s working lifetime prior to the year the participant attains his or her Social Security retirement age. Cash benefits under the Pension Plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

Based on current salary levels and assuming retirement at the normal retirement age of 65, it is estimated that the annual retirement benefit will be $61,636 for Mr. Roberts. The final average salary, as of December 31, 2008, was $190,250 for Mr. Roberts.

401(k) Plan. The Subsidiaries have a contributory 401(k) plan. All salaried employees are eligible to participate after having worked six months consecutively and there is no age requirement. Participants may elect to defer between 1% and 15% of their base compensation, which will be contributed to the plan, providing the amount deferred does not exceed the dollar maximum election deferral for each year. The Subsidiaries’ match is 100% up to a 2% deferral; the subsidiaries will provide a 25% match on employee contributions between 2% and 4% of salary. Under the plan, an employee is vested in a Subsidiary’s contribution by 20% after two years and 20% each year thereafter for the next four years of service. If an employee leaves prior to the two-year period, he or she forfeits any accrued match contribution.

Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment. The plan permits certain in-service withdrawals. Normal retirement age is considered 65; early retirement is considered at 55 with 10 years of vested service; disability retirement has no age requirements but a service requirement of 10 years of vested service.

Employee Stock Ownership Plan. The ESOP is a non-contributory plan supported by annual contributions made at the discretion of the Company’s Board of Directors. The ESOP is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code and an employee ownership plan under Section 4975(E)(7) of the Internal Revenue Code. Trustees and an administrative committee as appointed by the Chairman of Company’s Board of Directors for the exclusive benefit of participants administer the ESOP. The ESOP is eligible to each Bank and Trust Company employee over the age of twenty-one and credited with at least 1,000 hours of service for the plan year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Bay Banks of Virginia oversees the Company’s financial reporting process on behalf of the Board of Directors of the Company. The Audit Committee is elected by the Board of Directors of the Company. All voting members are independent of management. In addition, the Audit Committee operates under a written charter adopted by the Board of Directors. While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit Committee provides assistance to management in fulfilling this responsibility. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the Annual Report with management and the independent registered public accounting firm, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

In addition, the committee obtained from the independent registered public accounting firm a formal written statement discussing any disclosed relationship or service which may impact the objectivity and independence of the independent registered public accounting firm, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The committee also discussed with the independent registered public accounting firm all communications required by Public Company Accounting Oversight Auditing Standard AU Section 380 and Rule 2-07 of Regulation S-X, as amended.

The Audit Committee also monitored the internal audit functions of the Company including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Company’s Audit Committee has also recommended the selection of the Company’s independent registered public accounting firm.

Audit Committee
Bay Banks of Virginia, Inc.

Allen C. Marple, Chair
C. Dwight Clarke
Jane M. Dunaway
Richard A. Farmar, III
John C. Hodges
Robert F. Hurliman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Yount, Hyde and Barbour, P.C. (“YHB”) audited the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and reviewed the Company’s quarterly reports on Form 10-Q during 2008.

The following table presents aggregate fees paid or to be paid by the Company and the Bank for professional services rendered by YHB. Audit fees include audit and review services, consents, and review of documents filed with the Securities and Exchange Commission. Audit related fees include agreed-upon procedures engagements for STAR Compliance Review, Defined Benefit Plan audit, Defined Contribution plan audit, and consultation concerning financial accounting and reporting standards. Tax fees include preparation of federal and state tax returns.

	Fiscal 2008	Fiscal 2007
Audit Fees	$70,400	$64,000
Audit-related Fees	15,895	43,872
Tax Fees	4,400	4,000

Total Fees	$90,695	$111,872

The Audit Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

PROPOSAL TWO – RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Yount, Hyde and Barbour, P.C. as the Company’s independent registered public accounting firm for 2009, subject to ratification of the stockholders. The services that YHB will perform will consist primarily of the examination and audit of the institution’s financial statements, tax reporting assistance, and other audit and accounting matters. Representatives of YHB are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the Company’s directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and loan commitments to them were originated in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, other than as set forth below, do not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

The law firm of Dunton, Simmons & Dunton serves as legal counsel to the Company, the Bank and the Trust Company. Mr. John C. Hodges, a director on the Board of the Bank, is a member of the firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 2008.

OTHER MATTERS

General

Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

STOCKHOLDER PROPOSALS

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the anniversary date of the notice for the immediately preceding annual meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws. These requirements are separate and apart from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in the Company’s proxy materials. To be considered for inclusion in the Company’s proxy materials relating to the 2010 Annual Meeting of Stockholders pursuant to applicable Securities and Exchange Commission rules, the Secretary of the Company must receive stockholder proposals no later than December 10, 2009. Stockholder proposals should be addressed to Corporate Secretary, Pamela A. Varnier, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482.

Stockholder Communication

Bay Banks of Virginia has a process whereby stockholders can contact the Company’s directorship. Corporate stockholder contact information is available on the Company website at www.baybanks.com.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Austin L. Roberts, III, President and CEO, Bay Banks of Virginia, Inc., 100 South Main Street, P. O. Box 1869, Kilmarnock, Virginia 22482. This information may also be accessed, without charge, by visiting either the Company’s website at www.baybanks.com or the Securities and Exchange Commission’s website at www.sec.gov.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BAY BANKS OF VIRGINIA, INC.		For	Withhold	For All Except
This Proxy is solicited on behalf of the Board of Directors		1.	To elect directors to serve in the Class shown below, which term will expire at the annual meeting of stockholders in 2012:	☐	☐	☐

The undersigned, revoking all prior proxies, hereby appoints Allen C. Marple and Austin L. Roberts, III, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of Bay Banks of Virginia, Inc. held of record by the undersigned on March 27, 2009, at the Annual Meeting of Stockholders to be held on May 18, 2009, at 1:00 p.m. at the Indian Creek Yacht & Country Club, Kilmarnock, Virginia, or any adjournment thereof, on each of the following matters:

			Class II:	Walter C. Ayers
Julien G. Patterson
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain
		2.	To ratify the selection of Yount, Hyde and Barbour, P.C., independent registered public accounting firm, as auditors of the Company for the year ending December 31, 2009; and	☐	☐	☐
		3.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each proposal. All joint owners MUST sign.

Please be sure to date and sign this proxy card in the box below.	Date	Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Stockholder sign above	Co-holder (if any) sign above

¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

BAY BANKS OF VIRGINIA, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on May 18, 2009:

A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Proxy Statement, including the Proxy Card, and the Annual Report and Form 10-K for the year ended December 31, 2008, may be viewed at http://www.baybanks.com.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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